EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Hartcourt Companies, Inc. (the "Company") on Form 10-Q for the period ended November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Victor Zhou and Rachel Zhang, Chief Executive Officer, and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 19, 2010	By:	/s/ Victor Zhou
Victor Zhou Chief Executive Officer

Dated: January 19, 2010	By:	/s/ Rachel Zhang
Rachel Zhang Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Hartcourt Companies, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.